                                    EXHIBIT B

                             JOINT FILING AGREEMENT


             The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is accurate.


Dated this 9th day of July, 1999.

                            The TCW Group, Inc.
                            By:   /s/ Susan Marsch
                                 --------------------------------------------
                                 Susan Marsch
                                 Authorized Signatory







                            Robert Day
                            By:  /s/ Susan Marsch
                                 --------------------------------------------
                                 Susan Marsch
                                 Under  Power of  Attorney  dated  March 31,
                                 1999,   on  File  with   Schedule  13G  for
                                 Hibbett Sporting Goods, Inc. dated
                                 April 8, 1999.